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HONEYWELL APPOINTS JILL EVANKO TO BOARD OF DIRECTORS

CHARLOTTE, N.C., June 1, 2026 – Honeywell (NASDAQ: HON) announced today that its Board of Directors has appointed Jillian (Jill) Evanko, 48, Chief Executive Officer of Duravant, LLC, to its Board of Directors as an Independent Director and Audit Committee member, effective immediately.

Following the spin-off of Honeywell’s Aerospace business expected on June 29, 2026, it is anticipated that Craig Arnold, Bill Ayer, Scott Davis and Deborah Flint will join the Board of Honeywell Aerospace, and that Evanko will serve on the Honeywell Board alongside current directors Vimal Kapur, Duncan Angove, Michael Lamach, Grace Lieblein, Indra Nooyi, Marc Steinberg, Robin Watson and Stephen Williamson.

Evanko has more than 25 years of experience across the industrial and manufacturing sectors. Prior to joining Duravant in January 2026, she spent nearly a decade at Chart Industries, Inc., most recently as President and CEO and prior to that as Chief Financial Officer. As CEO of Chart Industries, she oversaw the company’s strategic direction across capital allocation, operational excellence, transformative acquisitions and growth objectives to increase the company’s market capitalization.

Prior to Chart Industries, Evanko served as the Chief Financial Officer of Truck-Lite Co., LLC and held multiple operational and financial executive positions at Dover Corporation and its subsidiaries. Earlier, she held financial and operational roles at Arthur Andersen, LLP, Honeywell and Sony Corporation.

“We are pleased to welcome Jill to Honeywell’s Board of Directors at an exciting moment for our company,” said Vimal Kapur, Chairman and Chief Executive Officer of Honeywell. “Jill’s extensive leadership experience across the industrial and manufacturing sectors combined with her deep expertise in advanced automation and operational excellence will be highly valuable to our Board in this next chapter. In addition to bringing a proven track record of unlocking value and accelerating innovation, Jill also has direct knowledge of our business from her time in our corporate finance organization that will enable her to bring a distinct perspective to the Board.”

Evanko currently serves as an independent director of the board of Greif, Inc. She previously served on the board of directors of Chart Industries, Parker Hannifin and Alliant Energy and its affiliates. She also serves on the non-profit board of directors of the National Association of Manufacturers.

Evanko holds a master of business administration (MBA) from The University of Notre Dame and a bachelor of science in business administration from La Salle University.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world, with a portfolio that is underpinned by our Honeywell Accelerator operating system and Honeywell Forge platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations for aerospace, building automation, industrial automation, process automation, and process technology that help make the world smarter and safer as well as more secure and sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Forward Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including statements related to the proposed separation of Automation and Aerospace Technologies and the planned sale of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. Forward-looking statements are those that address activities, events, or developments that we or our management intend, expect, project, believe, or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including Honeywell's current expectations, estimates, and projections regarding the proposed separation of Automation and Aerospace Technologies and the planned sale of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements, including the proposed separation of Automation and Aerospace Technologies and the planned sale of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses, and the anticipated benefits of each. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, including ongoing conflicts in the Middle East, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.